Exhibit 99.1

NEWS RELEASE
For more information contact:

FEI Company
Jason Willey
Sr. Director, Investor Relations and Corporate Development
(503) 726-2533
jason.willey@fei.com

FEI Reports Second Quarter 2016 Results

HILLSBORO, Ore. August 4, 2016 - FEI Company (Nasdaq: FEIC) today reported results for the second quarter of 2016. Second quarter revenue of $259 million was up 16% compared with $224 million for the second quarter of 2015. The company’s backlog of orders at the end of the second quarter of 2016 was $651 million compared with $541 million at the end of the second quarter of 2015. Bookings for the second quarter of 2016 were $259 million, resulting in a book-to-bill ratio of 1.0-to-1.
Diluted earnings per share computed on the basis of accounting principles generally accepted in the United States (GAAP) were $0.60 for the second quarter of 2016, compared with $0.89 in the second quarter of 2015. Net income for the quarter was $25 million compared with $37 million in the second quarter of 2015. Included in second quarter results were transaction costs related to the pending merger with Thermo Fisher Scientific Inc. and purchase accounting adjustments and integration costs related to the December 2015 acquisition of DCG Systems, Inc. These costs totaled $13 million, or $0.32 per share, net of taxes.
Gross margin for the second quarter was 48.8%, compared with 50.0% for the second quarter of 2015. Operating margin was 12.5% for the second quarter of 2016 compared to 20.5% for the second quarter of 2015.
Outlook and Investor Conference Call
Given the pending merger with Thermo Fisher Scientific Inc., the company will no longer provide a forward outlook and will not host a quarterly investor conference call.
About FEI
FEI Company (Nasdaq: FEIC) designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 3,000 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 3, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$317,345	$300,911
Restricted cash	8,330	19,119
Receivables, net	233,627	213,128
Inventories, net	200,304	170,513
Deferred tax assets	—	10,566
Other current assets	69,612	33,614
Total current assets	829,218	747,851
Long-term investments in marketable securities	9,221	8,677
Long-term restricted cash	16,481	22,113
Property plant and equipment, net	164,521	155,608
Intangible assets, net	60,777	35,943
Goodwill	257,281	145,607
Deferred tax assets	18,125	6,719
Long-term inventories	54,402	47,109
Other assets, net	22,968	180,222
Total Assets	$1,432,994	$1,349,849
Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$53,141	$58,708
Accrued payroll liabilities	40,131	38,643
Accrued warranty reserves	15,796	14,107
Deferred revenue	115,076	101,155
Income taxes payable	10,290	12,124
Accrued restructuring and reorganization	432	655
Other current liabilities	61,434	52,630
Total current liabilities	296,300	278,022
Long-term deferred revenue	46,397	44,745
Other liabilities	47,404	37,006
Shareholders’ Equity:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—
Common stock - 70,000 shares authorized; 41,016 and 40,855 shares issued and outstanding, no par value	547,901	533,062
Retained earnings	560,757	538,053
Accumulated other comprehensive loss	(65,765)	(81,039)
Total shareholders’ equity	1,042,893	990,076
Total Liabilities and Shareholders’ Equity	$1,432,994	$1,349,849

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Net Sales:
Products	$191,161	$163,585	$353,439	$327,644
Service	68,204	60,604	134,570	117,361
Total net sales	259,365	224,189	488,009	445,005
Cost of Sales:
Products	93,645	78,825	176,310	160,326
Service	39,275	33,259	77,982	67,303
Total cost of sales	132,920	112,084	254,292	227,629
Gross profit	126,445	112,105	233,717	217,376
Operating Expenses:
Research and development	29,968	23,128	57,613	46,450
Selling, general and administrative	64,117	43,093	113,356	88,915
Restructuring and reorganization	—	(21)	(102)	(142)
Total operating expenses	94,085	66,200	170,867	135,223
Operating Income	32,360	45,905	62,850	82,153
Other Expense, Net	(1,166)	(590)	(2,257)	(1,557)
Income Before Income Taxes	31,194	45,315	60,593	80,596
Income Tax Expense	6,254	7,983	12,751	15,252
Net Income	$24,940	$37,332	$47,842	$65,344
Basic Net Income Per Share	$0.61	$0.90	$1.17	$1.57
Diluted Net Income Per Share	$0.60	$0.89	$1.16	$1.55
Weighted Average Shares Outstanding:
Basic	40,922	41,629	40,890	41,711
Diluted	41,389	42,044	41,304	42,142

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)		Twenty-Six Weeks Ended (1)
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Net Sales:
Products	73.7%	73.0%	72.4%	73.6%
Service	26.3	27.0	27.6	26.4
Total net sales	100.0%	100.0%	100.0%	100.0%
Cost of Sales:
Products	36.1%	35.2%	36.1%	36.0%
Service	15.1	14.8	16.0	15.1
Total cost of sales	51.2%	50.0%	52.1%	51.2%
Gross Margin:
Products	51.0%	51.8%	50.1%	51.1%
Service	42.4	45.1	42.1	42.7
Gross margin	48.8%	50.0%	47.9%	48.8%
Operating Expenses:
Research and development	11.6%	10.3%	11.8%	10.4%
Selling, general and administrative	24.7	19.2	23.2	20.0
Restructuring and reorganization	—	—	—	—
Total operating expenses	36.3%	29.5%	35.0%	30.4%
Operating Income	12.5%	20.5%	12.9%	18.5%
Other Expense, Net	(0.4)%	(0.3)%	(0.5)%	(0.3)%
Income Before Income Taxes	12.0%	20.2%	12.4%	18.1%
Income Tax Expense	2.4%	3.6%	2.6%	3.4%
Net Income	9.6%	16.7%	9.8%	14.7%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Consolidated Summary of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Net Income	$24,940	$37,332	$47,842	$65,344
Depreciation	6,888	6,082	13,681	12,063
Amortization	4,002	2,825	7,657	5,715
Stock-based compensation	6,030	4,545	11,869	10,494
Other changes in working capital	(40,502)	15,076	(51,550)	(4,632)
Net cash provided by operating activities	1,358	65,860	29,499	88,984
Acquisition of property, plant and equipment	(4,651)	(2,677)	(10,790)	(7,869)
Payments for acquisitions, net of cash acquired	—	—	—	(5,377)
Other investing activities	12,985	22,376	17,014	17,059
Net cash provided by investing activities	8,334	19,699	6,224	3,813
Dividends paid on common stock	(12,258)	(10,427)	(24,518)	(20,877)
Repurchases of common stock	—	(21,928)	(943)	(30,224)
Other financing activities	343	3,303	2,758	6,325
Net cash used in financing activities	(11,915)	(29,052)	(22,703)	(44,776)
Effect of exchange rate changes	(8,508)	8,431	3,414	(15,334)
(Decrease) increase in cash and cash equivalents	(10,731)	64,938	$16,434	$32,687
Cash and Cash Equivalents:
Beginning of period	328,076	268,256	300,911	300,507
End of period	$317,345	$333,194	$317,345	$333,194
Supplemental Cash Flow Information:
Cash paid for income taxes, net	$12,519	$4,655	$29,197	$10,597
Increase in fixed assets related to transfers from inventories	5,013	3,176	7,407	4,077
Accrued purchases of plant and equipment	791	443	791	443
Dividends declared but not paid	12,305	12,479	12,305	12,479
Accrued repurchases of common stock	—	1,271	—	1,271

FEI Company and Subsidiaries
Supplemental Data Table
($ in millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Income Statement Highlights:
Consolidated sales	$259.4	$224.2	$488.0	$445.0
Gross margin	48.8%	50.0%	47.9%	48.8%
Net income	$24.9	$37.3	$47.8	$65.3
Diluted net income per share	$0.60	$0.89	$1.16	$1.55
Sales and Bookings Highlights:
Sales by Segment
Industry Group	$123.2	$119.6	$245.1	$231.5
Science Group	136.2	104.6	242.9	213.5
Sales by Geography
USA & Canada	$79.8	$76.4	$155.1	$141.4
Europe	68.0	56.8	129.1	111.3
Asia-Pacific and Rest of World	111.6	91.0	203.8	192.3
Gross Margin by Segment
Industry Group	52.8%	54.1%	51.1%	52.4%
Science Group	45.1	45.3	44.6	45.0
Bookings and Backlog
Bookings - Total	$258.9	$251.6	$531.0	$467.5
Book-to-bill Ratio	1.00	1.12	1.09	1.05
Backlog - Total	$651.1	$541.2	$651.1	$541.2
Backlog - Service	184.9	165.0	184.9	165.0
Bookings by Segment
Industry Group	$122.2	$112.7	$233.8	$249.8
Science Group	136.7	138.9	297.2	217.7
Bookings by Geography
USA & Canada	$87.1	$91.3	$209.3	$143.7
Europe	48.3	73.0	104.2	111.3
Asia-Pacific and Rest of World	123.5	87.3	217.5	212.5
Balance Sheet and Other Highlights:
Cash, equivalents, investments, restricted cash	$351.4	$512.7	$351.4	$512.7
Days sales outstanding (DSO)	82	86	82	86
Days in inventory	175	180	175	180
Days in payables (DPO)	36	61	36	61
Cash Cycle (DSO + Days in Inventory - DPO)	221	205	221	205
Working capital	$532.9	$537.7	$532.9	$537.7
Headcount (permanent and temporary)	3,125	2,826	3,125	2,826
Euro average rate	1.13	1.10	1.11	1.12
Euro ending rate	1.11	1.12	1.11	1.12
Yen average rate	108.10	121.01	112.11	119.97
Yen ending rate	102.65	123.71	102.65	123.71